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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



The following is a listing of subsidiaries of the Registrant, including significant subsidiaries of a subsidiary of the Registrant, their states or other jurisdictions of incorporation or organization, and the name under which they do business. Each is a wholly owned. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as of December 31, 2004.



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                             NAME OF SUBSIDIARY                          STATE OR OTHER JURISDICTION OF
                                                                         INCORPORATION OR ORGANIZATION
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
1.      Rogue Wave Software, Inc.                                     Delaware
          -  Rogue Wave Software GmbH                                   -  Germany
          -  Rogue Wave Software SARL                                   -  France
          -  Rogue Wave Software UK Ltd.                                -  United Kingdom
          -  Rogue Wave Software SRL                                    -  Italy
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2.      CareScience, Inc.                                             Pennsylvania

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3.      Quovadx Limited                                               United Kingdom

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4.      Healthcare.com Corporation                                    Georgia

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5.      Confer Software, Inc.                                         California

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